UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — April 11, 2013

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 11, 2013, the Board of Directors (the “Board”) of Envestnet, Inc. approved the adoption of the First Amendment (the “Incentive Plan Amendment”) to the Envestnet, Inc. Management Incentive Plan (the “Plan”) for Envestnet | Tamarac Management Employees. The purpose of the Incentive Plan Amendment was to amend the methodology for determining the vesting requirements of performance awards granted under the Plan as well as the inclusion of additional Envestnet | Tamarac employees eligible to participate in the Plan.

Awards under the Plan were granted as a material inducement to employment with Envestnet as contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual.

The foregoing descriptions of the Incentive Plan Amendment are not complete and are qualified in their entirety by reference to the Incentive Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amendment to Envestnet, Inc. Management Incentive Plan for Envestnet | Tamarac Management Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Peter D’Arrigo
Name: Peter D’Arrigo
Title: Chief Financial Officer

Date: April 17, 2013